Exhibit 10.1

FIFTH AMENDMENT AND FORBEARANCE
TO
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT AND FORBEARANCE to Loan and Security Agreement (this “Amendment”) is entered into as of February __, 2014, by and between Silicon Valley Bank (“Bank”) and ADVANCED PHOTONIX, INC., PICOMETRIX, LLC and ADVANCED PHOTONIX CANADA, INC. (individually, a “Borrower” and, collectively, the “Borrowers”).

Recitals

A.           Bank and Borrowers are parties to that certain Loan and Security Agreement dated as of January 31, 2012, as amended by a First Amendment to Loan and Security Agreement dated as of October 25, 2012 and a Second Amendment to Loan and Security Agreement dated as of February 8, 2013, a Third Amendment to Loan and Security Agreement dated as of March 1, 2013, and a Fourth Amendment to Loan and Security Agreement dated as of January 22, 2014 (as the same may from time to time be further amended, modified, supplemented or restated, collectively, the “Loan Agreement”).

B.           One or more Events of Default have occurred or are expected to occur under the Loan Agreement.  Borrower has asked Bank to forbear from exercising remedies in connection with those Events of Default.  Bank is willing to do so, and to amend certain provisions of the Loan Agreement in accordance with the terms, and subject to the conditions, set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Events of Default and Forbearance.  One or more Events of Default (the “Existing Defaults”) exist or will exist as a consequence of Borrowers’ (i) default under that certain Loan and Security Agreement, dated as of February 8, 2013 by and among Advanced Photonix, Inc., Picometrix, LLC and Partners for Growth III, L.P.; and (ii) anticipated failure to comply with Section 6.9(a) and 6.9(b) of the Agreement for the periods ending December 31, 2013 and January 31, 2014. Subject to the terms and conditions set forth herein, Bank shall forbear from enforcing any rights and remedies it may have against Borrowers from the date hereof until the date (the “Forbearance Termination Date”) that is the earliest to occur of (a) February 28, 2014, (b) the failure of Borrowers to comply with any of the terms of this Amendment, (c) the occurrence of any Event of Default (other than the Existing Defaults), and (d)  the date that a Borrower joins in, assists, cooperates, or participates as an adverse party or adverse witness in any suit or other proceeding against Bank relating to the Obligations or the Loan Documents (the “Forbearance Period”).  This Amendment does not constitute a waiver or release by Bank of any Obligations or of any Event of Default other than the Existing Defaults.  Bank has made no commitment to grant any additional extensions of time at the end of the Forbearance Period.

3.           Amendment to Loan Agreement.

3.1           Notwithstanding any other provisions of the Agreement, during the Forbearance Period, the Revolving Margin shall be 4.0% and the Term Margin shall be 4.5%.

4.           Limitation of Forbearance and Amendment.

4.1           The forbearance and amendment set forth in Sections 2 and 3, above, are effective for the purposes set forth herein and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy that Bank may now have or may have in the future under or in connection with any Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.           Release by Borrowers.

5.1           FOR GOOD AND VALUABLE CONSIDERATION, each Borrower forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2           In furtherance of this release, each Borrower acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” (Emphasis added.)

5.3           By entering into this release, each Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of such Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if a Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, such Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever.  Each Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4           This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release.  Each Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5           Each Borrower represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)           Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by a Borrower in entering into this Amendment.

(b)           Each Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)           The terms of this Amendment are contractual and not a mere recital.

(d)           This Amendment has been carefully read by each Borrower, the contents hereof are known and understood by such Borrower, and this Amendment is signed freely, and without duress, by such Borrower.

(e)           Each Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released.  Each Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.           Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower represents and warrants to Bank as follows:

6.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2           Such Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

6.3           The organizational documents of such Borrower previously delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4           The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5           The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

6.6           The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

6.7           This Amendment has been duly executed and delivered by such Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) receipt by Bank of a fee of $10,000 and payment of the Bank Expenses incurred in connection with this Amendment, and (c) and such other documents as Bank may reasonably request.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWERS
SILICON VALLEY BANK By: Name: Title:	ADVANCED PHOTONIX, INC. By: Name: Title: PICOMETRIX, LLC By: Name: Title:
ADVANCED PHOTONIX CANADA, INC. By: Name: Title:

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	ADVANCED PHOTONIX, INC.
(Fifth Amendment and Forbearance)

LOAN OFFICER:	Tom Hertzberg

DATE:	February __, 2014

	Loan Fee	$10,000

	Legal Fees	$______

	TOTAL FEE DUE	$_____

Please indicate the method of payment:

{   }           A check for the total amount is attached.

{   }           Debit DDA #________________ for the total amount.

{   }           Loan proceeds

Borrower:  ADVANCED PHOTONIX, INC.

By:
(Authorized Signer)

Silicon Valley Bank                                           (Date)
Account Officer's Signature